As filed with the Securities and Exchange Commission on May 30, 1995.

                                           Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                MOTO PHOTO, INC.
                (Name of registrant as specified in its charter)


   DELAWARE                                            31-1080650
(State or jurisdiction of                           (I.R.S. Employer
incorporation or organization)                     Identification No.)

4444 LAKE CENTER DRIVE
DAYTON, OHIO                                             45426
(Address of Principal Executive Offices)               (Zip Code)


                                MOTO PHOTO, INC.
                   1992 PERFORMANCE AND EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                 DAVID A. MASON
                             4444 LAKE CENTER DRIVE
                               DAYTON, OHIO 45426
                    (Name and address of agent for service)

                                 (513) 854-6685
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                              J. Bradford Hammond
                  Crowe & Dunlevy, A Professional Corporation
                          321 South Boston, Suite 500
                             Tulsa, Oklahoma 74103
                                 (918) 592-9800

                   CALCULATION OF REGISTRATION FEE


TITLE OF EACH CLASS OF   AMOUNT TO   PROPOSED    PROPOSED    AMOUNT OF
SECURITIES TO BE         BE          MAXIMUM     MAXIMUM     REGISTRATION
REGISTERED               REGISTERED  OFFERING    AGGREGATE   FEE
                                     PRICE       OFFERING
                                     PER         PRICE(1)
                                     SHARE(1)

Voting Common Stock,     1,250,000   $2.16       $2,700,000  $932
par value $.01 per
share




(1)Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on the average of the high and low sales prices of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System on May 22, 1995.



  The contents of the Registrant's Registration Statement on Form S-8 (File No. 33-53188) relating to the 1992 Performance and Equity Incentive Plan (the "1992 Plan") of the Registrant are incorporated herein by reference. This Registration Statement has been filed in accordance with General Instruction E to Form S-8 for the purpose of registering the offer and sale of additional shares of Voting Common Stock that may be issued or sold by the Registrant in connection with the 1992 Plan.

  For a list of exhibits filed as part of this Registration Statement, see the
Exhibit Index hereto.


                           SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dayton, State of Ohio, on May 30, 1995.

                              MOTO PHOTO, INC.

                              By: /s/DAVID A. MASON
                                     David A. Mason
                                     Executive Vice-President - Finance,
                                     Chief Financial Officer and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Name                 Position               Date
MICHAEL F. ADLER*      Chairman of the          May 30, 1995
Michael F. Adler       Board of Directors,
                       President, and Chief
                       Executive Officer
                       (Principal Executive
                       Officer)

/s/DAVID A. MASON      Executive Vice-          May 30, 1995
David A. Mason         President - Finance,
                       Chief Financial
                       Officer, Treasurer
                       and Director
                       (Principal Financial
                       Officer)

ALFRED E. LEFELD*      Vice President and       May 30, 1995
Alfred E. Lefeld       Controller
                       (Principal
                       Accounting Officer)

JACOB A. MYERS*        Secretary and            May 30, 1995
Jacob A. Myers         Director

FRANK W. BENSON*       Director                 May 30, 1995
Frank W. Benson

LESLIE CHARM*          Director                 May 30, 1995
Leslie Charm

DEXTER B. DAWES*       Director                 May 30, 1995
Dexter B. Dawes

HARRY D. LOYLE*        Director                 May 30, 1995
Harry D. Loyle





*By: /s/DAVID A. MASON
        David A. Mason
        Attorney-in-fact




                        INDEX TO EXHIBITS


EXHIBIT
  NO.                   DESCRIPTION

  4.1 1992 Performance and Equity Incentive Plan of the Registrant, as amended

  5.1 Opinion of Crowe & Dunlevy, A Professional Corporation, on legality of securities.

  23.1 Consent of Crowe & Dunlevy, A Professional Corporation (included in Exhibit 5.1).

  23.2         Consent of Ernst & Young LLP.

  24.1         Powers of Attorney.